Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-264116) of Movano Inc., of our report dated March 30, 2022, relating to the consolidated financial statements of Movano Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

San Francisco, California
May 19, 2022